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                                                                Exhibit 99.B.9.a
                        TRANSFER AGENT SERVICES AGREEMENT
         This Agreement, dated as of the ___ day of _____, 1994, made by and between McM Funds, a Delaware Business Trust (the "Trust") operating as a registered investment company under the Investment Company Act of 1940, as amended (the "Act"), and duly organized and existing under the laws of the State of Delaware and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").
                                WITNESSETH THAT:
         WHEREAS, the Trust is authorized by its Trust Instrument to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "C" attached hereto and which Schedule "C" may be amended from time to time by mutual agreement of the Trust and Fund/Plan; and
         WHEREAS, the Trust desires to retain Fund/Plan to perform share transfer agency, redemption and dividend disbursing services as set forth in this Agreement and in Schedule "A" attached hereto, and to perform certain other functions in connection with these duties; and
         WHEREAS, Fund/Plan is registered with the Securities and Exchange Commission as a Transfer Agent as required under Section 17(A)(c) of the Securities Exchange Act of 1934, as amended; and
         WHEREAS, Fund/Plan is willing to serve in such capacity and perform such functions upon the terms and conditions set forth below; and
         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:
         Section 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.
         Share Certificates shall mean the certificates representing shares of stock of the Series.
         Shareholders shall mean the registered owners of the Shares of the Series in accordance with the share registry records maintained by Fund/Plan for the Trust.
         Shares shall mean the issued and outstanding shares of the Series. Signature Guarantee shall mean the guarantee of signatures by an
"eligible guarantor institution" as defined in rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.
         Oral Instruction shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Fund/Plan in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably identified to Fund/Plan to be a person or persons so authorized by a resolution of the Board of Trustees of the Trust.
         Written Instruction shall mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to Fund/Plan in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to Fund/Plan to be the signature of a person or persons so authorized by a resolution of the Board of Trustees of the Trust to give

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Written Instructions to Fund/Plan.
                            TRANSFER AGENCY SERVICES
         Section 2. Fund/Plan as Transfer Agent shall make original issues of Shares in accordance with Section 9 and 10 below and with each Series' Prospectus and Statement of Additional Information upon the written request of the Trust, and upon being furnished with (i) a certified copy of a resolution or resolutions of the Board of Trustees of the Trust authorizing such issue; (ii) an opinion of counsel as to the validity of such Shares; and (iii) necessary funds for the payment of any original issue tax applicable to such additional Shares.
         Section 3. Transfers of Shares shall be registered and new Shares issued by Fund/Plan upon redemption of outstanding Shares, (i) in the form deemed by Fund/Plan to be properly endorsed for transfer, (ii) with all necessary endorser's signatures guaranteed pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, accompanied by, (iii) such assurances as Fund/Plan shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and (iv) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.
         Section 4. In registering transfers, Fund/Plan as Transfer Agent may rely upon the applicable commercial code or any other applicable law which, in the written opinion (a copy of which shall previously have been furnished to the Trust) of counsel, protect Fund/Plan and the Trust in not requiring complete documentation, in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.
         Section 5. With respect to confirmed trades received by Fund/Plan as Transfer Agent for the Series, Fund/Plan shall periodically notify the Trust of the current status of outstanding confirmed trades. Fund/Plan is authorized to cancel confirmed trades which have been outstanding for thirty (30) days. Upon such cancellation, Fund/Plan shall instruct the accounting agent to adjust the books of the Trust accordingly.
         Section 6. Fund/Plan will maintain stock registry records in the usual form in which it will note the issuance, transfer and redemption of Shares. Fund/Plan is responsible to provide reports of Share purchases, redemptions, and total Shares outstanding on the next business day after each net asset valuation. Fund/Plan is authorized to keep records, which will be part of the stock transfer records, in which it will note the names and registered address of Shareholders and the number of Shares and fractions thereof owned by them.
         Section 7. Fund/Plan in its capacity as Transfer Agent will, in addition to the duties and functions above-mentioned, perform the usual duties and functions of a stock transfer agent for an investment company as listed in Schedule "A". Fund/Plan may rely conclusively and act without further investigation upon any list, instruction, certification, authorization or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by duly authorized person or persons, or upon the instructions of any officer of the Trust, or upon the advice of counsel for the Trust or for Fund/Plan. Fund/Plan may record any transfer of Shares which is reasonably believed by it to have been duly authorized or may refuse to record any transfer of Shares if in good faith Fund/Plan in its capacity as Transfer Agent deems such refusal necessary in order to avoid any liability either of the Trust or Fund/Plan. The Trust agrees to indemnify and hold harmless Fund/Plan from and against any and all losses, costs, claims, and liability which it may suffer or incur by reason of so relying or acting or refusing to act. Fund/Plan shall maintain and reconcile all operating bank accounts necessary to facilitate all transfer agency processes; including, but not limited to, distribution disbursements, redemptions and payment clearance accounts.


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         Section 8. In case of any request or demand for the inspection of the
Share records of the Series, Fund/Plan as Transfer Agent shall endeavor to notify the Trust and to secure instructions as to permitting or refusing such inspection. Fund/Plan may, however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.
                               ISSUANCE OF SHARES
         Section 9. Prior to the daily determination of net asset value in accordance with the Series' Prospectus and Statement of Additional Information, Fund/Plan shall process all purchase orders received since the last determination of the Series' net asset value.
         Fund/Plan shall calculate daily the amount available for investment in Shares at the net asset value determined by the Series' pricing agent as of the close of regular trading on the New York Stock Exchange, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the Custodian. Fund/Plan as agent for the Shareholders shall place a purchase order daily with the appropriate Series for the proper number of Shares and fractional Shares to be purchased and confirm such number to the Trust, in writing.
         Section 10. Fund/Plan having made the calculations provided for in
Section 9, shall thereupon pay over the net asset value of Shares purchased to the Custodian. The proper number of Shares and fractional Shares shall then be issued daily and credited by Fund/Plan to the Shareholder Registration Records. The Shares and fractional Shares purchased for each Shareholder will be credited by Fund/Plan to that Shareholder's separate account. Fund/Plan shall mail to each Shareholder a confirmation of each purchase, with copies to the Trust, if requested. Such confirmations will show the prior Share balance, the new Share balance, the amount invested and the price paid for the newly purchased Shares.
                                   REDEMPTIONS
         Section 11. Fund/Plan shall, prior to the daily determination of net asset value in accordance with the Series' Prospectus and Statement of Additional Information, process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payments or the like. Thereupon, Fund/Plan shall advise the Trust of the total number of Shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. Fund/Plan as pricing agent shall then determine the applicable net asset value, whereupon Fund/Plan shall furnish the Trust with an appropriate confirmation of the redemption and process the redemption by filing with the Custodian an appropriate statement and make the proper distribution and application of the redemption proceeds in accordance with each Series' Prospectus and Statement of Additional Information. The stock registry books recording outstanding Shares, the Shareholder Registration Records and the individual account of the Shareholder shall be properly debited.
         Section 12. The proceeds of redemption shall be remitted by Fund/Plan in accordance with the appropriate Series' Prospectus and Statement of Additional Information, by check mailed to the Shareholder at the Shareholder's registered address or wired to an authorized bank account.
         For the purposes of redemption of Shares which have been purchased within 15 days of a redemption request, the Trust shall provide Fund/Plan, from time to time, with Written Instructions concerning the time within which such requests may be honored.
                                    DIVIDENDS
         Section 13. The Trust shall notify Fund/Plan of the date of each dividend declaration or capital gains



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distribution and the record date for determining the Shareholders entitled to payment. The per-share payment amount of any dividend or capital gain shall be determined by the Trust after receipt of necessary information from and consultation with Fund/Plan.
         Section 14. On or before each payment date, the Trust will notify Fund/Plan in its capacity as dividend disbursing agent of the total amount of the dividend or distribution currently payable. Fund/Plan will, on the designated payment date, automatically reinvest all dividends in additional Shares except in cases where Shareholders have elected to receive distribution in cash, in which case Fund/Plan will mail distribution checks to the Shareholders for the proper amounts payable to them from monies transferred by the Custodian to Fund/Plan for that purpose.
                                      FEES
         Section 15. The Trust agrees to pay Fund/Plan compensation for its services and to reimburse it for expenses, at the rates and amounts as set forth in Schedule "B" attached hereto, and as shall be set forth in any amendments to such Schedule "B" approved by the Trust and Fund/Plan. The Trust agrees and understands that Fund/Plan's compensation be comprised of two components:
         (i) An annual Shareholder account maintenance fee calculated by multiplying the monthly average number of accounts in each Series by one twelfth (1/12th) the per account fee as stated in Schedule "B", subject to a minimum fee per Series, which fee the Trust hereby authorizes Fund/Plan to collect by debiting the Trust's custody account for invoices which are rendered for such services performed. The invoices for the services performed will be sent to the Trust after such debiting with the indication that payment has been made; and
         (ii) reimbursement of any reasonable out-of-pocket expenses paid by Fund/Plan on behalf of the Trust, which out-of-pocket expenses will be billed to the Trust within the first ten calendar days of the month following the month in which such out-of-pocket expenses were incurred. The Trust agrees to reimburse Fund/Plan for such expenses within ten calendar days of receipt of such bill.
         For the purpose of determining fees payable to Fund/Plan, the value of each Series' net assets shall be computed at the times and in the manner specified in each Series' Prospectus and Statement of Additional Information then in effect.
         During the term of this Agreement, should the Trust seek services or functions in addition to those outlined above or in Schedule "A" attached, a written amendment to this Agreement specifying the additional services and corresponding compensation shall be executed by both Fund/Plan and the Trust.
                               GENERAL PROVISIONS
         Section 16. Fund/Plan shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares, and the disbursement of dividends and dividend reinvestments, in which will be noted the transactions effected for each Shareholder and the number of Shares and fractional Shares owned by each Shareholder. Fund/Plan agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940, as amended, any records relating to services provided under this Agreement which are required to be maintained by Rule 31a-1 under the Act.
         Section 17. In addition to the services as Transfer Agent and dividend disbursing agent set forth above, Fund/Plan will perform other services for the Trust as agreed upon from time to time, including but not limited to, preparation of and mailing Federal Tax Information Forms and mailing semi-annual reports to shareholders of the Trust.



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         Section 18. Nothing contained in this Agreement is intended to or shall require Fund/Plan in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the Custodian or the New York Stock Exchange are closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and the Custodian are open.
         Section 19.
                  (a) Fund/Plan, its directors, officers, employees, shareholders and agents shall only be liable for any error of judgment or mistake of law or for any loss suffered by the Trust, in connection with the performance of this Agreement that result from willful misfeasance, bad faith, negligence or reckless disregard on the part of Fund/Plan in the performance of its obligations and duties under this Agreement.
                  (b) Any person, even though also a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, trustee, employee, or agent of the Trust, shall be deemed, when rendering services to such entity or acting on any business of the Trust, (other than services or business in connection with Fund/Plan's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of Fund/Plan even though that person is being paid salary by Fund/Plan.
                  (c) Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Fund/Plan, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of (i) any action taken or omitted to be taken by Fund/Plan in good faith hereunder; (ii) any action taken or omitted to be taken by Fund/Plan in good faith in reliance upon any certificate, instrument, order, or stock certificate or other document reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Trust or upon the opinion of legal counsel to the Trust, or its own counsel; or (iii) any action taken or omitted to be taken by Fund/Plan in connection with its appointment under this agreement, which action or omission was taken in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended, or repealed. Indemnification under this subparagraph, however, shall not apply to actions or omissions of Fund/Plan or its directors, officers, employees, shareholders, or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.
                  (d) Fund/Plan shall give written notice to the Trust within ten (10) business days of receipt by Fund/Plan of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to notify the Trust of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve the Trust of any liability arising under this Section or otherwise, except to the extent that failure to give notice prejudices the Trust.
                  (e) For any legal proceeding giving rise to this indemnification, the Trust shall be entitled to defend or prosecute any claim in the name of Fund/Plan at its own expense and through counsel of its own choosing if it gives written notice to Fund/Plan within ten (10) business days of receiving notice of such claim. Notwithstanding the foregoing, Fund/Plan may participate in the litigation at its own expense through counsel of its own choosing. In the event the Trust chooses to defend or prosecute such claim, the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.
                  (f) The Trust shall not settle any claim under Section 19(d) and 19(e) without Fund/Plan's express written consent, which consent shall not be unreasonably withheld. Fund/Plan shall not settle any such claim without the Trust's express written consent, which likewise shall not be unreasonably withheld.
         Section 20. Fund/Plan is authorized, upon receipt of Written Instructions from the Trust, to make payment upon redemption of Shares without a signature guarantee. The Trust hereby agrees to indemnify and hold Fund/Plan, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, losses whatsoever arising out of or in connection with a payment by Fund/Plan upon redemption of Shares pursuant to Written Instructions and without a signature guarantee; upon the request of Fund/Plan, the Trust shall assume the entire defense of any action, suit or claim subject to the foregoing indemnity. Fund/Plan shall notify the Trust of any such action, suit or claim within thirty (30) days after receipt by Fund/Plan of notice thereof.
         Section 21.
                  (a) Except to the extent there is material negligent non-performance by Fund/Plan of its duties under this Agreement, the term of this Agreement shall be for a period of two (2) years, commencing on the effective date of the Trust's registration statement ("Effective Date") with the U.S. Securities and Exchange Commission.
                  (b) The fee schedule set forth in Schedule "B" attached shall be fixed for two (2) years commencing on the Effective Date of this Agreement. Thereafter, the fee schedule will be subject to review and adjustment.
                  (c) After the initial term of this Agreement, the Trust or Fund/Plan may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, which date shall not be less than ninety (90) days after the date of giving notice. Upon the effective termination date, the Trust shall pay to Fund/Plan such compensation as may be due as of the date of termination and shall likewise reimburse Fund/Plan for any out-of-pocket expenses and disbursements reasonably incurred by Fund/Plan to such date.
                  (d) In the event that in connection with termination of this Agreement a successor to any of Fund/Plan's duties or responsibilities under this Agreement is designated by the Trust by written notice to Fund/Plan, Fund/Plan shall promptly upon such termination and at the expense of the Trust, transfer all Shareholder records and shall cooperate in the transfer of such duties and responsibilities.
         Section 22. The Trust shall file with Fund/Plan a certified copy of each resolution of its Board of Trustees authorizing the execution of Written Instructions or the transmittal of Oral Instructions, as provided in Section 1 of this Agreement.
         Section 23. This Agreement may be amended from time to time by a supplemental agreement executed by the Trust and Fund/Plan.
         Section 24. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:


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If to McM Funds:                                             If to Fund/Plan:
----------------                                             ----------------

McM Funds                                            Fund/Plan Services, Inc.
One Bush Street, Suite 800                                  2 West Elm Street
San Francisco, CA  94104                               Conshohocken, PA 19428
Attention:  Deane A. Nelson,                     Attention: Kenneth J. Kempf,
Vice President                                                      President

Copies to:
----------
Heller, Ehrman, White & McAuliffe
333 Bush Street
San Francisco, CA  94104-2878
Attention:  Julie Allecta, Esquire

         Section 25. The Trust represents and warrants to Fund/Plan that the execution and delivery of this Agreement by the undersigned officers of the Trust has been duly and validly authorized by resolution of the Board of Trustees of the Trust.
         Section 26. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.
         Section 27. This Agreement shall extend to and shall be binding upon the Parties and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Fund/Plan or by Fund/Plan without the written consent of the Trust, authorized or approved by a resolution of their respective Boards of Directors or Trustees.
         Section 28. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and the venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania if the suit is instituted by the Trust. If a suit is instituted by Fund/Plan the venue of any action arising under this Agreement shall be San Francisco, California.
         Section 29. No provision of this Agreement may be amended or modified, in any manner except in writing, properly authorized and executed by Fund/Plan and the Trust.
         Section 30. If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic agreement is not thereby substantially impaired.
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting in its entirety, of eleven type written pages, together with Schedules "A", "B" and "C", to be signed by their duly authorized officers as of the day and year first above written.




McM Funds


------------------------------------
By:  Deane A. Nelson, Vice President

            Fund/Plan Services, Inc.


------------------------------------
     By: Kenneth J. Kempf, President

                                                                    SCHEDULE "A"

       The Following is a List of Transfer Agency Services to be Provided


o Opening new accounts and entering demographic data into shareholder base.

o Real-time Customer Information File (CIF) to link accounts within the Fund and across Funds. Facilitates account maintenance, lead tracking, quality control, household mailings and combined statements.

o 100% Quality Control of new accounts opened on a same-day basis. All of the above information is checked by separate individuals within a team to identify and correct errors promptly.

o        Account Maintenance with quality control.

o        Processing all investments to include:
         -initial investments
         -subsequent investments through lock box computer interface -pre-authorized investments through Automated Clearing House ("ACH") -government allotments through ACH

o Processing tax ID certifications and NRA processing and handling back-up withholding.

o        Processing regular and legal transfers of accounts.

o Exchange processing via automated exchange system. Calls will be automatically recorded.

o        Responding to shareholder calls and written inquires.

o        Processing reinvestment of dividends of one fund into another fund.

o Processing sweep purchases and redemptions for brokerage, bank, or other accounts via tape or transmission.

o Generating account statements with copies to appropriate interested parties.

o        Redemption processing to include:
         -complete and partial redemptions
         -check redemption processing
         -selected group redemptions

o        Issuing and canceling of certificates.

o        Replacement of certificates through surety bonds.

o Processing dividends from annual to daily dividend with monthly payments.

o        Maintain Blue Sky reporting and produce daily and monthly reports.
         Daily reports reflect a "warning system" that informs the Fund when it is within a certain percentage of shares registered in a state, or within a certain time period for permit renewal.

o        Producing daily, monthly or periodic reports of shareholder activity.

o Producing shareholder lists, labels, ad hoc reports to management, etc.*

o Addressing, mailing, and tabulation of annual proxy cards, as necessary.

o Preparation of federal tax information forms to include 1099-DIV's, 1099-B's, 1042's, etc. to shareholders with tape to IRS.

o Microfilming and indexing in Personal Computer system of all application, correspondence and other pertinent shareholder documents to provide automated location of these records. Also, all checks presented for payment or check redemptions are microfilmed.

o        System access by dedicated line.*

o        Retirement Plan processing.

o        Institutional Servicing

         In addition to utilizing the expertise of the Retail Operations area, institutional customers are also assigned a specific representative in the Transfer Agent Control area to handle the special relationships necessary to keep an institutional fund running smoothly. This representative provides that daily availability and settlement information as well as coordinating the sweep activity of the institutions involved. Also, the representative interacts with the Retail Operations areas to ensure that accounts are coded and handled properly. This extra control makes us capable of producing a consistent, high quality product that is most necessary in this type of fund.

*        Separate fees will apply for these services.

                                                                    SCHEDULE "B"


                                  FEE SCHEDULE
                                       FOR
                                    McM Funds

(The Fee Schedule is fixed for a period of two (2) years from the Effective Date of the Trust.)




  I.     SHAREHOLDER SERVICES AND TRANSFER AGENT FEES

         A)       Quarterly or Less Frequent Dividend Funds
                  $12.00 per Account per Year Annual Maintenance Fee

         B)       Monthly Dividend Funds
                  $14.00 per Account per Year Annual Maintenance Fee

         C)       Daily Dividend Funds
                  $18.00 per Account per Year Annual Maintenance Fee

II. IRA's, 403(b) Plans, Defined Contribution/Benefit Plans: (if applicable)

         $12.00 per Account per Year Annual Maintenance Fee

Minimum Monthly Fee per Portfolio - $2,000

III.     OUT-OF-POCKET EXPENSES

McM Funds will reimburse Fund/Plan Services monthly for all reasonable out-of-pocket expenses, including postage, stationery (statements), telecommunications (telephone, fax, dedicated 800 line, on-line access), special reports, transmissions, tapes, couriers and any pre-approved travel expenses.



================================================================================

  IV.    ADDITIONAL SERVICES

================================================================================


Activities of a non-recurring nature such as fund consolidations, mergers, or reorganizations will be subject to negotiation. To the extent the Funds should decide to issue multiple/separate classes of shares, additional fees will apply. Any enhanced services, programming requests or reports will be quoted upon request.

                                                                    SCHEDULE "C"

                            Identification of Series


Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of the Agreement:

                                   "McM Funds"

                         1.  Equity Investment Fund
                         2.  Special Equity Fund
                         3.  Balanced Fund
                         4.  Intermediate Fixed Income Fund
                         5.  Fixed Income Fund
                         6.  Principal Preservation Fund


This Schedule "C" may be amended from time to time by agreement of the Parties.